Exhibit 99.2

Q2 2023 Earnings Call December 8, 2022

2 Safe Harbor and B asis of Presentation Forward - Looking Statement Safe Harbor — This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward - looking statements by the Company’s use of forward - looking terminology such as “anticipate,” “bel ieve,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations th ere on or comparable terminology. In particular, statements about the markets in which GMS operates and our products, including potential growth in those markets and products, the economy general ly, actions taken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment and e xec uting our business, strategic initiatives and priorities and growth potential, future M&A and greenfields , product availability, inflation, capital structure, pricing, net sales, organic sales, gross margins, incremental EBITDA, A dju sted EBITDA, Adjusted EBITDA margin, interest expense, tax rates, capital expenditures, free cash flow, cash flow generation and working c api tal management, future financial performance and liquidity, the ability of the Company to grow stronger, and the ability to deliver growth, value creation and long - term success contained in this presentation may be considered forward - looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or futu re events or performance may be considered forward - looking statements. The Company has based forward - looking statements on its current expectations, assumptions, estimates and projections . While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward - looking statements are only predictions and involve known an d unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward - looking statements in volve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10 - K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of December 8, 2022. The Company undertakes no obligation to update any of the forward - looking statemen ts made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward - looking statements should not be relied upon as r epresenting the Company’s views as of any date subsequent to December 8, 2022. Use of Non - GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non - GAAP measures. This non - GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the fu ture. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excl udi ng non - recurring, infrequent or other non - cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional inf ormation is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities pr epared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non - GAAP measure s and a reconciliation of these non - GAAP measures to the most directly comparable GAAP measures.

Q2 Fiscal 2023 Highlights

Record Levels of Net Sales, Net Income and Adjusted EBITDA[1]

- Quarterly net sales of $1.4 billion, up 24.4% from Q2 FY22; Organic sales growth of 22.2%
  - Sales growth driven by product inflation as well as year-over-year volume growth in Wallboard, Ceilings and Complementary Products
- Wallboard volumes up low double-digits year-over-year
  - Positive year-over-year commercial Wallboard volume growth for the second consecutive quarter
- Gross profit up 24.9%

SG&A and Adjusted SG&A[1] as a percentage of sales improved 50 basis points each

Net Income Up 38.7%; Adjusted EBITDA[1] Up $46.0 million, or 30.7%

Adjusted EBITDA Margin[1] Up 70 Basis Points

Significantly improved cash flow generation as compared with a year ago

Net Income, Adj Net Income[1] & Adj EBITDA[1]
($ in millions)



$74.4
$103.2
$87.8
$119.5
$149.5
$195.5
Net Income
Adj. Net Income
Adj. EBITDA
Q2 FY22
Q2 FY23

Net Sales	Gross Profit	Net Income
$1.4B	$464.5M	$103.2M
↑ 24.4%	↑ 24.9%	↑ 38.7%

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

[1]For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP metrics, see Appendix.

3

Strategic Growth Priorities – Q2 Fiscal 2023 Update

Expand Share in Core Products

Capitalize on existing fixed investments in locations and equipment where we are underpenetrated or below expected share

- Year-over-year organic volume growth of 11.4% in Wallboard
- Year-over-year organic volume growth of 2.9% in Ceilings
- Organic sales growth for each core product category:
  - 41.4% Wallboard organic growth
  - 13.6% Ceilings organic growth
  - 2.5% Steel Framing organic growth
- Benefits of scale and our commitment to service provide value to our customers and confidence for continued growth in our core products

Grow Complementary Products

Grow Complementary Product opportunities outside of core products to diversify and profitably expand our offerings

- 26.5% net sales growth in Complementary Products
- 17.8% organic sales growth
- Q2 2023 was the 10th straight quarter of growth for this category
- Complementary Products has grown over time to contribute nearly 30% of our net sales

Platform Expansion

Expand the platform through accretive acquisition and greenfield opportunities

- Added one new greenfield yard in Greenville, NC during Q2 2023
- Including another greenfield yard added in November 2022, we've opened five greenfield yards during fiscal 2023
- We've also opened nine AMES stores during fiscal 2023 as of 12/8/22
- Strong pipeline of M&A and greenfield opportunities
- Net debt leverage at Oct. 31, 2022 was 1.6 times, down from 2.4 a year ago

Drive Improved Productivity & Profitability

Leverage our scale and employ technology and best practices to deliver a best-in-class customer experience and further profit improvement

- Enhancing our role as a valuable partner by providing customers with the ability to easily transact with us, including online ordering, delivery status updates and proof of delivery notification and photos
- Driving purchasing and operational efficiencies and helping to offset operational cost increases
- Building our "Yard of the Future" to improve efficiency, productivity and profitability while delivering greater value to our customers and stakeholders

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

4

5 Q2 Fiscal 2023 Performance – Net Sales of $1.4 Billion $371.9 $464.5 $200 $250 $300 $350 $400 $450 Fiscal Q2 2022 Fiscal Q2 2023 Gross Profit Net Sales & Mix Gross Profit ▪ Gross Profit increased 24.9% ▪ Gross margin was 32.5% ‒ 20 basis point year - over - year increase with strong margins in Complementary Products and better - than - expected margins in Steel Framing on focused inventory management and project quoting as steel pricing declined during the quarter ▪ Net sales up 24.4% due to a favorable pricing environment along with active residential construction and an improving commercial landscape, both of which helped drive volume growth in Wallboard, Ceilings and Complementary Products ▪ We also benefited from the acquisition of AMES and one additional selling day as compared with a year ago ▪ Partially offsetting these increases was the negative impact of foreign currency translation on net sales during the three months ended October 31, 2022 ▪ Organic net sales up 22.2% 2 Organic Growth Per Day Total Volume Price/Mix 1 Wallboard +39.2% +9.2% +30.0% Ceilings +11.8% +1.2% +10.7% Steel +1.0% - 7.0% +7.9% Complementary +16.0% $1,150.6 $1,431.0 Fiscal Q2 2022 Fiscal Q2 2023 +24.4% 36.0% 12.2% 23.6% 28.2% 40.9% 11.2% 19.4% 28.6% WB Ceilings Steel Complementary Products ($ mm) ($ mm) +24.9% 1 Price/Mix excludes the negative impact of foreign currency translation 2 Organic net sales exclude the net sales of acquired businesses until the first anniversary of the acquisition date and the im pac t of foreign currency translation.

6 $149.5 $195.5 13.0% 13.7% Fiscal Q2 2022 Fiscal Q2 2023 Adj. EBITDA Adj. EBITDA Margin ($ mm) $223.2 $270.9 19.4% 18.9% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% $0 $50 $100 $150 $200 $250 $300 Fiscal Q2 2022 Fiscal Q2 2023 Adj. SG&A Adj. SG&A % ($ mm) Q2 Fiscal 2023 – Improved Profitability 1 For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly c omp arable GAAP metrics, see Appendix. SG&A and Adjusted SG&A 1 ▪ Reported SG&A was 19.5% of sales compared to 20.0% of sales a year ago, representing a 50 - basis point improvement ▪ Adjusted SG&A 1 also improved 50 - basis points as product inflation outpaced increases in operating costs Net Income, Adjusted Net Income 1 & Adjusted EBITDA 1 ▪ Reported net income and Adjusted net income 1 totaled $103.2 million and $119.5 million, respectively ▪ Adjusted EBITDA 1 increased 30.7% and Adjusted EBITDA margin 1 improved 70 basis points year - over - year 1 1 1 50 bps improvement 1 70 bps improvement

Attractive Capital Structure Supports Strategic Priorities

Cash From Operations and Free Cash Flow[1]

- Significant improvement in cash flow as the supply chain improved
- Generated Cash from Operating Activities of $107.3 million, compared to a use of $2.0 million in Q2 FY22
- Generated Free Cash Flow[1] of $96.5 million, compared to a use of $11.3 million in Q2 FY22
- Substantial liquidity, with $124.2 million of cash on hand and an additional $293.8 million available under our revolving credit facilities as of 10/31/2022
- Fiscal year 2023 Free Cash Flow[1] is expected to exceed our "Through the Cycle" expectation of 40% - 50% of Adjusted EBITDA[1]

Increased Share Repurchase Activity

LTM Net Debt / PF Adjusted EBITDA[2]



2.4x
2.3x
1.8 x
1.8 x
1.6 x
10/31/21
1/31/2022
4/30/2022
7/31/2022
10/31/2022

Debt[3] Maturity Schedule as of 10/31/2022



$ in millions
$23
$43
$273
$509
$14
$360
2023
2024
2025
2026
2027
Thereafter

1. For a reconciliation of free cash flow to cash used in operating activities, the most directly comparable GAAP metric, see Appendix.
2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.
3. Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Installment Notes.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

7

8 GMS is Well Positioned across Commercial and Residential Markets with Scale and Balanced Product Mix • Continue to see high levels of multi - family residential activity • In the medium term - some backlog remains in certain markets within single - family residential, but a decline in demand in that segment is expected to materialize; Timing, extent, and duration of impending decline is uncertain • Year - over - year improvement in commercial construction expected in near - term • Favorable demographics in an underbuilt industry provides support for long - term and point to a more protracted slowdown in the medium - term • Opened 29 greenfield locations and completed 12 strategic acquisitions since the start of fiscal 2020 to enhance customer service, drive growth in product offerings and improve efficiencies, all while reducing our net debt leverage ratio from 3.6x at April 30, 2019 to 1.6x at October 31, 2022 • Continuing to modernize and upgrade fleet, adding essential safety features to protect employees and customers and for risk management benefits • Technology investments to automate work has led to increased productivity, making us better operators Strategic Investments Position GMS for Near - Term Industry Dynamics & Long - Term Success Industry Fundamentals Support Outlook Greenfield and Acquisition totals are calculated since the start of fiscal 2020 through Dec. 1, 2022

Expectations





Expectations for Q3 Fiscal 2023

Anticipate continued strength in multi-family; Timing of single-family demand slowdown is unknown and will vary by market, but will materialize

Expect year-over-year favorability in pricing for Wallboard, Ceiling tiles and Complementary Products in Q3

Steel Framing and Ceiling grid pricing is expected to decline year-over-year

- Q3 FY23 Expected Year-Over-Year Net Sales Growth: mid-single-digits, most of which is expected to be both organic and inflation driven
- Q3 FY23 Expected Gross Margin: Generally consistent with prior year quarter and long-term trend around 32%
- Q3 FY23 Adjusted EBITDA Margin[1]: Approaching the prior year quarter's level of 11.7%

Full Year Fiscal 2023 Expectations

- FY23 Full year interest expense: ~$60 million
- FY23 Cash tax rate for Adjusted Net Income[1]: ~ 25.5%
- FY23 Full year capital expenditures: ~ $40 million
- FY23 Free Cash Flow[1]: Approximately 60% of Fiscal 2023 Adjusted EBITDA[1]

1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.

GMS GYPSUM MANAGEMENT & SUPPLY, INC.
9

10 GMS is Well - Positioned Now and for the Long - Term Industry leader with local expertise and broad North American scale Superior safety track record and logistics execution Breadth of product offerings, with growing Complementary Product opportunities Strong balance sheet , substantial liquidity and expected strong long term cash flow generation to support future growth Differentiated service model with professional sales force delivering best - in - class customer service Successfully executing on strategic priorities to capitalize on long - term growth opportunities Hein – can you please replace this picture with the one of the guy accepting drywall thru the window? Also – I’m not sure if I like the numbers off to the left on this slide. Do you think there’s some sort of icon or something that might look better? Products and Expertise to service single - family, multi - family and commercial customers

11 Appendix

Summary Quarterly Financials

(In millions) (Unaudited)	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23
Wallboard Volume (MSF)	1,095	1,104	1,054	1,181	4,433	1,191	1,232
Wallboard Price ($ / '000 Sq. Ft.)	$ 356	$ 376	$ 394	$ 416	$ 386	$ 438	$ 474
Wallboard	$ 390	$ 415	$ 415	$ 491	$ 1,711	$ 522	$ 585
Ceilings	138	141	140	149	568	167	160
Steel framing	196	272	283	277	1,028	275	278
Complementary products	318	323	316	372	1,328	396	409
Net sales	1,042	1,151	1,154	1,289	4,635	1,360	1,431
Cost of sales	706	779	786	876	3,147	925	966
Gross profit	336	372	368	413	1,488	435	465
Gross margin	*32.2%*	*32.3%*	*31.9%*	*32.0%*	*32.1%*	*32.0%*	*32.5%*
Operating expenses:							
Selling, general and administrative expenses	214	231	241	264	950	268	279
Depreciation and amortization	28	29	30	32	119	32	32
Total operating expenses	242	260	271	297	1,069	300	311
Operating income	94	112	97	116	419	135	153
Other (expense) income:							
Interest expense	(14)	(15)	(15)	(14)	(58)	(15)	(16)
Other income, net	1	1	1	1	4	2	2
Total other expense, net	(13)	(14)	(14)	(13)	(54)	(13)	(14)
Income before taxes	81	98	83	103	365	122	139
Income tax expense	20	24	21	26	91	32	36
Net income	$ 61	$ 74	$ 61	$ 76	$ 273	$ 90	$ 103
Business Days	**63**	**64**	**62**	**64**	**253**	**63**	**65**
Net Sales by Business Day	$ 16.5	$ 18.0	$ 18.6	$ 20.1	$ 18.3	$ 21.6	$ 22.0
Beginning Branch Count	268	283	285	286	268	292	295
Added Branches	15	2	1	6	24	3	2
Ending Branch Count	**283**	**285**	**286**	**292**	**292**	**295**	**297**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

12

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23
Net income	$ 61.2	$ 74.4	$ 61.4	$ 76.5	$ 273.4	$ 89.5	$ 103.2
Non-cash changes & other changes	28.8	57.8	43.9	65.6	196.2	8.9	63.3
Changes in primary working capital components:							
Trade accounts and notes receivable	(73.5)	(73.9)	37.4	(52.2)	(162.1)	(69.6)	(63.8)
Inventories	(87.3)	(81.2)	(22.6)	34.8	(156.3)	(28.7)	(3.6)
Accounts payable	(4.3)	20.9	(62.9)	74.7	28.4	(4.4)	8.2
Cash provided by (used in) operating activities	**(75.1)**	**(2.0)**	**57.2**	**199.5**	**179.6**	**(4.4)**	**107.3**
Purchases of property and equipment	(6.8)	(9.3)	(17.0)	(7.9)	(41.1)	(10.9)	(10.7)
Proceeds from sale of assets	0.3	0.2	0.7	0.8	1.9	0.3	0.6
Acquisitions of businesses, net of cash acquired	(123.0)	(1.9)	(220.4)	(2.7)	(348.1)	(2.6)	(0.0)
Cash (used in) investing activities	**(129.6)**	**(11.1)**	**(236.8)**	**(9.8)**	**(387.2)**	**(13.3)**	**(10.1)**
Cash provided by (used in) financing activities	**81.4**	**28.7**	**207.8**	**(174.6)**	**143.3**	**22.2**	**(77.4)**
Effect of exchange rates	(0.2)	0.1	(0.5)	(0.2)	(0.8)	0.2	(2.2)
Increase (decrease) in cash and cash equivalents	(123.4)	15.7	27.7	14.9	(65.1)	4.7	17.6
Balance, beginning of period	167.0	43.6	59.3	87.0	167.0	101.9	106.6
Balance, end of period	**$ 43.6**	**$ 59.3**	**$ 87.0**	**$ 101.9**	**$ 101.9**	**$ 106.6**	**$ 124.2**
Supplemental cash flow disclosures:							
Cash paid for income taxes	$ 1.0	$ 36.8	$ 23.3	$ 25.2	$ 86.3	$ 3.2	$ 57.6
Cash paid for interest	$ 8.6	$ 9.0	$ 18.1	$ 10.5	$ 46.2	$ 17.8	$ 11.5
Cash provided by (used in) operating activities	$ (75.1)	$ (2.0)	$ 57.2	$ 199.5	$ 179.6	$ (4.4)	$ 107.3
Purchases of property and equipment	(6.8)	(9.3)	(17.0)	(7.9)	(41.1)	(10.9)	(10.7)
Free cash flow [(1)]	**(81.9)**	**(11.3)**	**40.2**	**191.6**	**138.5**	**(15.3)**	**96.5**

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

13

14 Q2 2023 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY23 FY22 Reported Organic (1) Organic (1) 1,405.8$ 1,150.6$ Acquisitions 35.7 - Fx Impact (10.6) - Total Net Sales 1,431.0$ 1,150.6$ 24.4% 22.2% Wallboard 584.6$ 414.5$ 41.0% 41.4% Ceilings 159.6$ 140.9 13.3% 13.6% Steel Framing 278.2 272.0 2.3% 2.5% Other Products 408.7 323.2 26.5% 17.8% Total Net Sales 1,431.0$ 1,150.6$ 24.4% 22.2% Fiscal Q2 Variance

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23
Net Income		**$ 61,202**	**$ 74,361**	**$ 61,383**	**$ 76,496**	**$ 273,442**	**$ 89,470**	**$ 103,153**
Add: Interest Expense		13,657	14,744	15,429	14,267	58,097	14,661	16,055
Less: Interest Income		-	(27)	(40)	(96)	(163)	(56)	(154)
Add: Income Tax Expense		19,971	23,769	21,211	26,426	91,377	32,030	35,995
Add: Depreciation Expense		12,925	13,703	13,816	14,993	55,437	14,993	15,058
Add: Amortization Expense		14,789	15,700	15,934	17,372	63,795	17,447	17,168
EBITDA		**$ 122,544**	**$ 142,250**	**$ 127,733**	**$ 149,458**	**$ 541,985**	**$ 168,545**	**$ 187,275**
Adjustments								
Stock appreciation rights	(A)	892	983	1,251	1,277	4,403	2,344	3,230
Redeemable noncontrolling interests	(B)	310	593	182	898	1,983	495	340
Equity-based compensation	(C)	1,958	3,215	3,077	2,718	10,968	3,132	3,781
Severance and other permitted costs	(D)	147	249	273	463	1,132	352	379
Transaction costs (acquisition and other)	(E)	575	2,393	921	(344)	3,545	386	292
(Gain) loss on disposal of assets	(F)	(78)	(144)	(252)	(439)	(913)	(284)	81
Effects of fair value adjustments to inventory	(G)	1,731	-	1,870	217	3,818	44	135
Total Add-Backs		**$ 5,535**	**$ 7,289**	**$ 7,322**	**$ 4,790**	**$ 24,936**	**$ 6,469**	**$ 8,238**
Adjusted EBITDA (as reported)		**$ 128,079**	**$ 149,539**	**$ 135,055**	**$ 154,248**	**$ 566,921**	**$ 175,014**	**$ 195,513**
Net Sales		**$1,042,076**	**$1,150,551**	**$1,153,595**	**$1,288,653**	**$4,634,875**	**$1,359,553**	**$1,430,979**
Adjusted EBITDA Margin		12.3%	13.0%	11.7%	12.0%	12.2%	12.9%	13.7%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes gains and losses from the sale and disposal of assets

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

15

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		LTM 2Q23	2022	2021	2020	2019	2018	2017	2016
Net Income		$ 330,502	$ 273,442	$ 105,560	$ 23,381	$ 56,002	$ 62,971	$ 48,886	$ 12,564
Add: Interest Expense		60,412	58,097	53,786	67,718	73,677	31,395	29,360	37,418
Add: Write off of debt discount and deferred financing fees		-	-	4,606	1,331	-	74	7,103	-
Less: Interest Income		(346)	(163)	(86)	(88)	(66)	(177)	(152)	(928)
Add: Income Tax Expense		115,662	91,377	31,534	22,944	14,039	20,883	22,654	12,584
Add: Depreciation Expense		58,860	55,437	50,480	51,332	46,456	24,075	25,565	26,667
Add: Amortization Expense		67,921	63,795	57,645	65,201	71,003	41,455	43,675	37,548
EBITDA		$ 633,011	$ 541,985	$ 303,525	$ 231,819	$ 261,111	$ 180,676	$ 177,091	$ 125,853
Adjustments									
Impairment of goodwill			-	-	63,074	-	-	-	
Stock appreciation rights	(A)	8,102	4,403	3,173	1,572	2,730	2,318	148	1,988
Redeemable noncontrolling interests	(B)	1,915	1,983	1,288	520	1,188	1,868	3,536	880
Equity-based compensation	(C)	12,708	10,968	8,442	7,060	3,906	1,695	2,534	2,699
Severance and other permitted costs	(D)	1,467	1,132	2,948	5,733	8,152	581	(157)	379
Transaction costs (acquisition and other)	(E)	1,255	3,545	1,068	2,414	7,858	3,370	2,249	3,751
(Gain) loss on disposal of assets		(894)	(913)	(1,011)	658	(525)	(509)	(338)	(645)
Effects of fair value adjustments to inventory	(F)	2,266	3,818	788	575	4,176	324	946	1,009
Gain on legal settlement			-	(1,382)	(14,029)	-	-	-	-
Change in fair value of financial instruments	(G)	-	-	-	-	6,395	6,125	382	19
Secondary public offerings	(H)	-	-	-	363	-	1,525	1,385	-
Debt transaction costs	(I)	-	-	532	-	678	1,285	265	-
Total Add-Backs		$ 26,819	$ 24,936	$ 15,846	$ 67,940	$ 34,558	$ 18,582	$ 11,138	$ 12,330
Adjusted EBITDA (as reported)		$ 659,830	$ 566,921	$ 319,371	$ 299,759	$ 295,669	$ 199,258	$ 188,229	$ 138,183
Contributions from acquisitions	(J)	2,346	21,348	4,948	1,480	6,717	1,280	9,500	12,093
Pro Forma Adjusted EBITDA		$ 662,176	$ 588,269	$ 324,319	$ 301,239	$ 302,386	$ 200,538	$ 197,729	$ 150,276
Net Sales		$5,232,780	$4,634,875	$3,298,823	$3,241,307	$3,116,032	$2,511,469	$2,319,146	$1,858,177
Adjusted EBITDA margin (as reported)		12.6%	12.2%	9.7%	9.2%	9.5%	7.9%	8.1%	7.4%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

G. Represents mark-to-market adjustments for derivative financial instruments

H. Represents one-time costs related to our secondary offerings paid to third party advisors

I. Represents expenses paid to third party advisors related to debt refinancing activities

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

16

17 Income Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Materials, and AMES Taping Tools B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts ($ in 000s) 2Q23 2Q22 (Unaudited) Income before taxes 139,148$ 98,130$ EBITDA add-backs 8,238 7,289 Purchase accounting depreciation and amortization (A) 13,057 10,811 Adjusted pre-tax income 160,443 116,230 Adjusted income tax expense 40,913 28,476 Adjusted net income 119,530$ 87,754$ Effective tax rate (B) 25.5% 24.5% Weighted average shares outstanding: Basic 42,232 43,135 Diluted 42,887 43,894 Adjusted net income per share: Basic 2.83$ 2.03$ Diluted 2.79$ 2.00$

18 Reported SG&A to Adjusted SG&A Reconciliation Commentary A. Represents changes in the fair value of stock appreciation rights B. Represents changes in the fair value of noncontrolling interests C. Represents non - cash equity - based compensation expense related to the issuance of share - based awards D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility E. Represents one - time costs related to acquisitions paid to third parties (Unaudited) 1Q22 2Q22 3Q22 4Q22 FY2022 1Q23 2Q23 ($ in millions) SG&A - Reported 214.1$ 230.5$ 241.0$ 264.5$ 950.1$ 267.7$ 279.0$ Adjustments Stock appreciation rights (A) (0.9) (1.0) (1.3) (1.3) (4.4) (2.3) (3.2) Redeemable noncontrolling interests (B) (0.3) (0.6) (0.2) (0.9) (2.0) (0.5) (0.3) Equity-based compensation (C) (2.0) (3.2) (3.1) (2.7) (11.0) (3.1) (3.8) Severance and other permitted costs (D) (0.2) (0.3) (0.3) (0.4) (1.1) (0.4) (0.4) Transaction costs (acquisition and other) (E) (0.6) (2.4) (0.9) 0.3 (3.5) (0.4) (0.3) Gain (loss) on disposal of assets 0.1 0.1 0.3 0.4 0.9 0.3 (0.1) SG&A - Adjusted 210.3$ 223.2$ 235.6$ 259.9$ 929.0$ 261.3$ 270.9$ % of net sales 20.2% 19.4% 20.4% 20.2% 20.0% 19.2% 18.9%

Leverage Summary

($ mm)	10/31/21 LTM	1/31/22 LTM	4/30/22 LTM	7/31/22 LTM	10/31/22 LTM
Cash and cash equivalents	$59	$94	$102	$107	$124
Revolving Credit Facilities	$141	$359	$211	$265	$240
First Lien Term Loan (1) (2)	503	502	501	500	499
Senior Notes (3)	345	345	345	345	345
Capital Lease Obligations	112	113	120	125	126
Installment Notes & Other (4)	8	7	7	5	3
Total Debt	**$1,108**	**$1,326**	**$1,184**	**$1,240**	**$1,214**
Total Net Debt	**$1,049**	**$1,232**	**$1,082**	**$1,133**	**$1,090**
PF Adj. EBITDA (5)	**$442**	**$534**	**$588**	**$625**	**$662**
Total Debt / PF Adj. EBITDA	**2.5x**	**2.5x**	**2.0x**	**2.0x**	**1.8x**
Net Debt / PF Adj. EBITDA	**2.4x**	**2.3x**	**1.8x**	**1.8x**	**1.6x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Net of unamortized discount of $0.5mm, $0.5mm, $0.5mm, $0.5mm and $0.4mm as of October 31, 2021, January 31, 2022, April 30, 2022, July 31, 2022 and October 31, 2022 respectively.
(2) Net of deferred financing costs of $3.6 mm, $3.4mm, $3.1mm, $2.8mm and $2.6mm as of October 31, 2021, January 31, 2022, April 30, 2022, July 31, 2022 and October 31, 2022 respectively.
(3) Net of deferred financing costs of $5.2 mm, $5.0 mm, $4.8mm, $4.7mm and $4.5mm as of October 31, 2021, January 31, 2022, April 30, 2022, July 31, 2022 and October 31, 2022 respectively
(4) Net of unamortized discount of $0.6mm, $0.5mm, $0.4mm, $0.3mm, and $0.2mm as of October 31, 2021, January 31, 2022, April 30, 2022, July 31, 2022 and October 31, 2022 respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

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